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                                                                    Exhibit 10.8


                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT ("Agreement"), dated as of ________, 1998, is by and between CAPITAL LEASE FUNDING, INC., a Maryland corporation (the "Company"), and [Name of Executive] ("Executive").

                                       RECITALS

     The Board of Directors of the Company (the "Board") desires to employ Executive in an executive capacity and to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement.

     Executive desires to accept such employment and perform services for the Company on the terms and conditions set forth in this Agreement.

     It is therefore hereby agreed by and between the parties as follows:

                                      AGREEMENT
     1.   EMPLOYMENT.

     1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the term hereof as [Title] of the Company, and Executive hereby agrees to serve as [Title] of the Company. In his capacity as a senior executive officer of the Company, Executive shall have the customary powers, responsibilities and authorities of a senior executive officer of the Company, as they exist from time to time.

     1.2 During the term of this Agreement, Executive agrees to devote substantially his full working time and efforts, to the best of his ability, experience and talent, to the performance of services, duties and responsibilities in connection therewith. Executive shall perform such duties and exercise such powers as a senior executive officer of the Company as the Board shall from time to time delegate to him on such terms and conditions and subject to such restrictions as the Board may from time to time impose. Nothing in this Agreement shall preclude Executive from engaging, so long as, in the reasonable



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determination of the Board, such activities do not interfere with his duties and responsibilities hereunder, in charitable and community affairs, or from serving, subject to the prior approval of the Board, as an employee, officer or member of boards of directors or as a trustee of any other company, association or entity.

     2. TERM OF EMPLOYMENT. Executive's term of employment under this Agreement shall commence on the date of an initial public offering and sale of the common stock, par value $.01 per share, of the Company and, subject to the terms hereof, shall terminate on the earlier of (i) two years from the date hereof (the "Termination Date") or (ii) termination of Executive's employment pursuant to this Agreement; PROVIDED, HOWEVER, that on the Termination Date and on each subsequent anniversary of such Termination Date, the Termination Date shall be automatically extended for a period of two years, unless either party shall have given written notice to the other party not less than 90 days prior to any such date that the Termination Date shall not be so extended.

     3.   COMPENSATION.

     3.1 SALARY. In consideration of the services to be furnished by Executive to the Company and its subsidiaries pursuant to the provisions of this Agreement, the Company shall pay Executive a base salary ("Base Salary") at the rate of [$ ____] per annum, payable in accordance with the ordinary payroll practices of the Company. Executive's rate of Base Salary shall be reviewed periodically by the Board (at intervals of not longer than [12] months) for the purposes of considering increases thereof, but the decision of whether to award such an increase shall be made in the sole discretion of the Board. Executive's Base Salary for any partial year shall be prorated based upon the number of days elapsed in such year.

     3.2 BONUSES. In addition to his Base Salary, the Company may, in its sole discretion, grant bonuses to Executive in such amounts and at such times as the Compensation Committee of the Board shall determine.


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     3.3  OPTIONS.  Upon consummation of an initial public offering (the "IPO")
of the common stock, par value $.01 per share, of the Company (the "Common Stock"), the Company shall grant to Executive pursuant to the [Capital Lease Funding 1998 Employee Stock Option Plan (the "Option Plan")] such number of incentive stock options as would give Executive the right to acquire _____ shares of Common Stock at an exercise price equal to the price to the public of the Common Stock in the IPO. Thereafter, the Compensation Committee of the Board may, from time to time and in its discretion, grant additional options to Executive pursuant to the Option Plan or other option plans or compensation arrangements of the Company.

     4.   EMPLOYEE BENEFITS.

     4.1  EMPLOYEE BENEFIT PROGRAMS, PLANS AND PRACTICES.

     During the term of his employment hereunder, Executive shall be included, to the extent eligible, in all employee benefit programs as are or may be made available from time to time to executives and other salaried employees of the Company. In addition to the foregoing, Executive shall be provided, at the expense of the Company, a level of disability and life insurance, the terms, conditions and amounts of which are no less favorable to Executive than those in effect on the date hereof; PROVIDED, HOWEVER, that Executive shall have submitted to a physical examination and met other criteria established by the Company in its sole discretion.

     4.2 VACATION AND FRINGE BENEFITS. Executive shall be entitled to no less than 20 business days paid vacation in each year. In addition, Executive shall be entitled to the perquisites and other fringe benefits made available to other comparable senior executives of the Company, commensurate with his position with the Company.

     5. EXPENSES. Executive is authorized to incur reasonable expenses necessary in carrying out his duties and responsibilities under this Agreement. The Company will reimburse Executive for all such expenses upon presentation by Executive from time to


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time of appropriately itemized and approved (consistent with the Company's policy) accounts of such expenditures.

     6.   TERMINATION OF EMPLOYMENT.

     6.1 TERMINATION NOT FOR CAUSE OR FOR GOOD REASON. (a) The Company may terminate Executive's employment at any time for any reason, and Executive may terminate his employment at any time in accordance with the terms of this Agreement. If Executive's employment is terminated by the Company other than for Cause (as defined in Section 6.3 hereof) or if Executive terminates his employment for Good Reason (as defined in Section 6.1 (c) hereof) prior to the Termination Date, as then in effect, Executive shall be entitled to continue to receive the benefits provided for in Section 4 of this Agreement for the greater of one year or until the Termination Date, as then in effect, and shall further be entitled to receive, in lieu of any other future compensation, an amount (calculated as set forth below, the "Termination Amount") which shall be payable in equal monthly installments commencing on the first day of the month following such termination until the Termination Date. The Termination Amount shall consist of (i) Executive's Base Salary at its then current annual rate, multiplied by the number of full years and partial years (measured in whole months) occurring between the date Executive's employment with the Company is terminated and the Termination Date; PROVIDED, HOWEVER, that such amount shall be no less than 100% of Executive's Base Salary at its then current annual rate, PLUS (ii) the average of the bonuses paid to Executive for the three preceding years under Section 3.2.

     (b) Notwithstanding anything to the contrary, if Executive terminates his employment following a Change of Control (as defined in Section 6.1 (c) hereof) prior to the Termination Date, as then in effect, Executive shall only be entitled hereunder, in lieu of any other future compensation, to receive an amount equal to (i) 200% of Executive's Base Salary at its then current annual rate, PLUS (ii) the bonus paid to Executive during the prior year under


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Section 3.2, which amount shall be payable in equal monthly installments commencing on the first day of the month following such termination until the Termination Date.

(c) For purposes of this Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):

          (i) Any material breach by the Company of any provision of this Agreement, including any material reduction by the Company of Executive's duties or responsibilities, or any removal of the Executive or any failure to re-elect Executive as President and Chief Executive Officer of the Company (except in connection with the promotion of Executive, termination of Executive's employment for Cause, as a result of Permanent Disability, as a result of Executive's death or by Executive other than for Good Reason) or a reduction by the Company in Executive's Base Salary;

          (ii) A relocation of Executive's place of employment to a location outside of the New York City metropolitan area; or

          (iii) A "Change of Control", which shall be deemed to have occurred
     (A) upon the sale by the Company of all or substantially all of its assets or (B) if any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act as in effect on the date hereof (the "ACT")), other than Executive, or related persons constituting a group (as such term is used in Rule 13d-5 under the Act), other than a group with which Executive is affiliated, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Act), directly or indirectly, of more than 51% of the total voting power of all classes then outstanding of the voting stock of the Company.

     6.2 PERMANENT DISABILITY OR DEATH. If Executive shall fail during the term of his employment hereunder, because of illness, physical or mental disability or other incapacity, for a period of 180 days in any 365 consecutive days, to render the services provided for by this Agreement ("Permanent Disability"), the Company or Executive may terminate Executive's employment on written notice thereof, setting forth the facts and



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circumstances claimed to provide a basis for termination of Executive's employment under this Section 6.2. If Executive should die during the term of this Agreement, the Agreement shall terminate on the date of Executive's death. In the event of termination under this Section 6.2 by reason of Permanent Disability or death, the Company shall pay to Executive or Executive's estate, Executive's Base Salary at its then current annual rate, prorated for the period remaining until the Termination Date, in equal monthly installments commencing on the first day of the month following such termination until the Termination Date.

     6.3 VOLUNTARY TERMINATION BY EXECUTIVE; DISCHARGE FOR CAUSE. The Company shall have the right to terminate the employment of Executive for Cause, as hereinafter defined. In the event that Executive's employment is terminated by the Company for Cause, or by Executive (other than for Good Reason), prior to the Termination Date, the Company shall only be obligated to pay Executive such portion of his Base Salary payable to him up to the date of termination and such portion of any bonus compensation accrued by Executive pursuant to Section 3.2 prior to the time of termination, and all other obligations of the Company under this Agreement to make any further payments, or provide any benefits specified herein, to Executive shall thereupon cease and terminate. As used herein, the term "Cause" shall be limited to (i) willful action by Executive involving malfeasance or misconduct in connection with his employment, (ii) continuing refusal by Executive to perform his duties hereunder or any lawful direction of the Board, (iii) any breach of the provisions of Section 12 of this Agreement by Executive or any other material breach of this Agreement by Executive, (iv) excessive abuse of alcohol or of any controlled substance by Executive, (v) excessive absenteeism not relating to illness or (vi) Executive being convicted of (a) any felony or (b) a misdemeanor involving moral turpitude. Termination of Executive pursuant to this Section 6.3 shall be made by delivery to Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the directors at a meeting of the Board called and held for the purpose (after reasonable notice and opportunity for Executive to be heard



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before the Board prior to such vote), finding that in the judgment of such
Board, Executive was guilty of conduct set forth in any of clauses (i) through
(iv) above and specifying the particulars thereof.

     7. RIGHT OF OFFSET. The Company may offset the amounts of any outstanding loans, advances or other disbursements made to or on behalf of the Executive by the Company against any amounts the Company owes Executive hereunder for severance pay, Base Salary, bonuses, benefits or other items of compensation hereunder.

     8. NOTICES. All notices or communications hereunder shall be in writing, addressed as follows:

     IF TO THE COMPANY:

          Capital Lease Funding, Inc.
          85 John Street, 12th Floor
          New York, New York 10038
          Attention: Paul H. McDowell, Esq.

     WITH A COPY TO:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038
          Attention: W. Christopher White, Esq.

     IF TO EXECUTIVE:

          [Address]

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice duly delivered as described above), and the actual date of receipt, as shown by the receipt therefor, shall constitute the time at which notice was given.


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     9.   SEPARABILITY.  If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

     10. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the estate and representatives of Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive.

     11. AMENDMENT. This Agreement may only be amended by written agreement of the parties hereto.

     12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION; NON-COMPETITION.

     (a) Executive acknowledges that, as a consequence of his employment and position with the Company, Executive will have access to and become acquainted with confidential information of the Company, its affiliates and customers. During the term of this Agreement and at all times thereafter, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information pertaining to the business of the Company or any of its affiliates, except while employed by the Company, in the business of and solely for the benefit of the Company. For purposes of this Section 12(a), "Confidential Information" shall mean non-public information including, but not limited to, trade secrets, designs, financial structures, financial data, strategic business plans, product development (or other proprietary product data), customer lists, information relating to suppliers and methods of production, sales and marketing information and plans, and other technical, creative and proprietary and confidential information of the Company, its affiliates or its customers.

     (b) Executive agrees that, without the prior written consent of the Company, (A) during the period of his employment hereunder and for one year thereafter, he shall not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have


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any financial interest in, any business which is now or during his employment in competition with the business of the Company and/or its affiliates, or any business which the Company and/or its affiliates has taken substantial steps to commence, (B) during the period of his employment hereunder and for six months thereafter, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, have any dealings or contact with any correspondents, borrowers or suppliers of the Company or (C) during the period of his employment hereunder and for two years thereafter, he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, solicit or offer employment to any person who has been employed by the Company or any of its affiliates at any time during the six months immediately preceding such solicitation.

     (c) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of this covenant as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this
Section 12 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Agreement by Executive.

     13. BENEFICIARIES; REFERENCES. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate


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or other legal representative.  Any reference to the masculine gender in this
Agreement shall include, where appropriate, the feminine.

     14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 14 are in addition to the survivorship provisions of any other section of this Agreement.

     15. GOVERNING LAW. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

     16. EFFECT ON PRIOR AGREEMENTS. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding between the Company or any affiliate of the Company and Executive.

     17. WITHHOLDING. The Company shall be entitled to withhold from payment any amount of withholding required by law.

     18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original.

                               [SIGNATURE PAGE FOLLOWS]







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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                   CAPITAL LEASE FUNDING, INC.

                                   By:
                                      ------------------------------
                                      Name:
                                      Title:


                                   ---------------------------------
                                   [Executive]





















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